UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53511	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 28, 2010, CleanTech Innovations, Inc. (the “Company”)  promoted Ms. Nan Liu, the Company’s Financial Comptroller, to the position of Chief Financial Officer, replacing Ms. Guifu Li, who voluntarily retired, effective September 28, 2010. The Company thanks Ms. Li for her services and notes that Ms. Li is not retiring because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 28, 2010, the Company appointed Mr. Jason Li to the position of Corporate Secretary, replacing Ms. Nan Liu, former Corporate Secretary, effective September 28, 2010. The Company thanks Ms. Liu for her services  and notes that Ms. Liu did not leave her position as Corporate Secretary because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)           On September 28, 2010, the Board of Directors of the Company voted to appoint Ms. Nan Liu, as Chief Financial Officer of the Company, effective immediately.  Ms. Liu will assume various roles as a senior executive of the Company and will report to the Chief Executive Officer of the Company. The biography of Ms. Liu follows:

Ms. Nan Liu, age 33, is a CPA and is licensed through the Chinese Institute of Certified Public Accountants. Ms. Liu has more than 10 years of broad experience in many aspects of financial, internal control and accounting management. She has been with the company as the head of the Accounting Department since August 2009. From October 2006 to August 2009, Ms. Liu served as an auditor at Liaoning Weishixin Accounting Firm. From September 2001 to September 2006, Ms. Liu was an accounting manager at Shenyang Sanyo Heavy Industry Group a Japan-China Joint Venture Company and an affiliated entity of Japanese conglomerate Sanyo Industries, Ltd. The Joint Venture had 12 subsidiaries, more than 40 branch offices across China as well as extensive accounting and internal control requirements. Ms. Liu received her Bachelor's degree in Accounting from Dongbei University of Finance and Economics in 2001.

There were no arrangements or understandings between Ms. Liu and any other persons pursuant to which Ms. Liu was appointed Chief Financial Officer of the Company. There are no family relationships (as that term is defined in Item 401 in Regulation S-K) between Ms. Liu and any of our directors, executive officers or other key personnel. There are no relationships or related transactions between Ms. Liu and the Company that are required to be reported under Item 404(a) of Regulation S-K.

On September 28, 2010, the Board of Directors of the Company voted to appoint Mr. Jason Li, as Corporate Secretary of the Company, effective immediately.  Mr. Li will assume various roles as a corporate secretary of the Company and will report to the Chief Executive Officer of the Company. The biography of Mr. Li follows:

Mr. Li, age 28, joined CleanTech Innovations, Inc. in June 2010 as its Director of Corporate Communications. From September 2005 to March 2010, Mr. Li was a project engineer at Dalian Soucy Industry & Technology Development Co. Ltd, the China subsidiary of Soucy International, a Canadian corporation that manufactures a wide variety of parts and accessories for recreational, industrial and agricultural customers. Mr. Li received his Bachelor's degree in Engineering from the Dalian University of Technology in 2004. Mr. Li is fluent in Mandarin Chinese and English.

There were no arrangements or understandings between Mr. Li and any other persons pursuant to which Mr. Li was appointed Corporate Secretary of the Company. There are no family relationships (as that term is defined in Item 401 in Regulation S-K) between Mr. Li and any of our directors, executive officers or other key personnel. There are no relationships or related transactions between Mr. Li and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2010

CLEANTECH INNOVATIONS, INC.

By:	/s/ Bei Lu
Name:	Bei Lu
Title:	Chief Executive Officer (Principal Executive Officer)